EXHIBIT 99.1

NUANCE COMMUNICATIONS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On February 1, 2019, we completed the previously announced sale of our Document Imaging division (the "Business") to Project Leopard AcquireCo Limited (the “Buyer”), an affiliate of Kofax, Inc. The net proceeds received at the closing for the Business were approximately $390 million, after estimated transaction and tax expenses, subject to post-closing finalization of those adjustments as set forth in the Sale Agreement dated November 11, 2018, between us and the Buyer. In addition, pursuant to the call notice we issued on February 1, 2019, we are committed to use $300 million of the net proceeds to redeem our 5.375% Senior Notes due 2020 (the "5.375% Senior Notes").

The following unaudited pro forma condensed consolidated financial statements are based on our historical financial statements included within the Company's Annual Report on Form 10-K for fiscal year 2018, as adjusted to give effect to the disposition of the Business. The unaudited pro forma condensed statements of operations for fiscal years 2018, 2017, and 2016 give effect to the disposition of the Business as if it had occurred on October 1, 2016. Additionally, the unaudited pro forma condensed statements of operations for fiscal year 2018 gives effect to the repayment of the 5.375% Senior Notes as if it had occurred on October 1, 2017. The unaudited pro forma condensed balance sheet as of September 30, 2018 gives effect to the disposition of the Business and the redemption of the 5.375% Senior Notes as if they had occurred on September 30, 2018. The unaudited pro forma condensed consolidated financial information does not reflect nonrecurring charges resulting from this disposition (such as proceeds from our transition service agreement and gain or loss recognized from the disposition), or future transactions that are not directly attributable to the disposition (such as restructuring activities and the realization of operating costs reductions).

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to indicate the financial condition or results of operations of future periods or the financial condition for results of operations that actually would have been realized had the disposition occurred on the date or for the periods presented. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial statement should be read in conjunction with the Company's historical financial statements and notes included in the Company's Annual Report on Form 10-K for fiscal year 2018.

Our actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to the following factors:

—	The pro forma adjustments are estimated based on the operating structure of the Business during each of the historical periods presented, which may differ from the operating structure at the closing;
—
We did not track the assets and liabilities of the Business historically. The pro forma adjustments are based on our estimates of the assets, liabilities and employees related to the Business in each historical period presented, which may differ from the assets, liabilities and employees assumed by the Buyer at the closing;

—
The adjustments to the unaudited pro forma results of operations reflect our estimates of operating costs and expenses that we consider directly related to the Business for each historical period, which may differ from the actual amounts eliminated after the disposition; and

—	The estimated net proceeds are subject to certain customary post-closing adjustments.

NUANCE COMMUNICATIONS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2018

	Pro Forma Adjustments
	As Reported	Removal of Imaging balance sheet items (A)	Use of proceeds paid at the closing (B)	Pro Forma Amounts
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$315,963	$—	$90,000	$405,963
Marketable securities	135,579	—		135,579
Accounts receivable, net	378,832	(30,959)		347,873
Prepaid expenses and other current assets	98,257	(3,443)		94,814
Total current assets	928,631	(34,402)	90,000	984,229

Marketable securities	21,932	—		21,932
Land, building and equipment, net	155,894	(2,442)		153,452
Goodwill	3,504,457	(257,352)		3,247,105
Intangible assets, net	549,508	(99,507)		450,001
Other assets	141,957	(196)		141,761
Total assets	$5,302,379	$(393,899)	$90,000	$4,998,480

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$—	$—	$—	$—
Contingent and deferred acquisition payments	14,211	—		14,211
Accounts payable, accrued expenses and other current liabilities	366,160	(15,909)	—	350,251
Deferred revenue	383,793	(53,104)		330,689
Total current liabilities	764,164	(69,013)	—	695,151

Long-term debt	2,185,361	—	(300,000)	1,885,361
Deferred revenue, net of current portion	489,177	(54,861)		434,316
Other liabilities	146,181	(2,657)	—	143,524
Total liabilities	3,584,883	(126,531)	(300,000)	3,158,352

Stockholders' equity	1,717,496	(267,368)	390,000	1,840,128
Total liabilities and stockholders' equity	$5,302,379	$(393,899)	$90,000	$4,998,480

See accompanying notes.

NUANCE COMMUNICATIONS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the fiscal year ended September 30, 2018

	As Reported	Removal of Income	Pro Forma
	Fiscal Year 2018	Statement Items (C)	Fiscal Year 2018
Revenues:	(In thousands, except per share amounts)
Professional services and hosting	$1,049,448	$(3,726)	$1,045,722
Product and licensing	684,230	(140,211)	544,019
Maintenance and support	317,983	(65,426)	252,557
Total revenues	2,051,661	(209,363)	1,842,298
Cost of revenues:
Professional services and hosting	681,516	(3,138)	678,378
Product and licensing	77,086	(20,287)	56,799
Maintenance and support	58,095	(18,771)	39,324
Amortization of intangible assets	56,873	(5,987)	50,886
Total cost of revenues	873,570	(48,183)	825,387
Gross profit	1,178,091	(161,180)	1,016,911
Operating expenses:
Research and development	305,323	(26,588)	278,735
Sales and marketing	388,305	(76,593)	311,712
General and administrative	229,774	(3,890)	225,884
Amortization of intangible assets	91,093	(17,096)	73,997
Acquisition-related costs, net	16,101	(8)	16,093
Restructuring and other charges, net	63,498	(6,472)	57,026
Impairment of goodwill and other intangible assets	170,941	—	170,941
Total operating expenses	1,265,035	(130,647)	1,134,388
(Loss) income from operations	(86,944)	(30,533)	(117,477)
Other income (expense):
Interest income	9,327	—	9,327
Interest expense	(137,253)	16,125	(121,128)
Other expense, net	(1,865)	44	(1,821)
(Loss) income before income taxes	(216,735)	(14,364)	(231,099)
(Benefit) provision for income taxes	(56,807)	(5,513)	(62,320)
Net loss	$(159,928)	$(8,851)	$(168,779)
Net loss per share:
Basic	$(0.55)		$(0.58)
Diluted	$(0.55)		$(0.58)
Weighted average common shares outstanding:
Basic	291,318		291,318
Diluted	291,318		291,318

See accompanying notes.

NUANCE COMMUNICATIONS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the fiscal year ended September 30, 2017

	As Reported	Removal of Income	Pro Forma
	Fiscal Year 2017	Statement Items (C)	Fiscal Year 2017
Revenues:	(In thousands, except per share amounts)
Professional services and hosting	$976,893	$(10,327)	$966,566
Product and licensing	635,391	(141,480)	493,911
Maintenance and support	327,078	(59,380)	267,698
Total revenues	1,939,362	(211,187)	1,728,175
Cost of revenues:
Professional services and hosting	660,849	(6,250)	654,599
Product and licensing	74,004	(19,900)	54,104
Maintenance and support	54,094	(16,851)	37,243
Amortization of intangible assets	64,853	(6,961)	57,892
Total cost of revenues	853,800	(49,962)	803,838
Gross profit	1,085,562	(161,225)	924,337
Operating expenses:
Research and development	266,097	(26,172)	239,925
Sales and marketing	398,130	(73,760)	324,370
General and administrative	166,677	(3,612)	163,065
Amortization of intangible assets	113,895	(21,056)	92,839
Acquisition-related costs, net	27,740	(32)	27,708
Restructuring and other charges, net	61,054	(1,131)	59,923
Impairment of goodwill and other intangible assets	—	—	—
Total operating expenses	1,033,593	(125,763)	907,830
(Loss) income from operations	51,969	(35,462)	16,507
Other income (expense):
Interest income	6,922	—	6,922
Interest expense	(156,889)	—	(156,889)
Other expense, net	(21,017)	(193)	(21,210)
(Loss) income before income taxes	(119,015)	(35,655)	(154,670)
(Benefit) provision for income taxes	31,981	(8,310)	23,671
Net loss	$(150,996)	$(27,345)	$(178,341)
Net loss per share:
Basic	$(0.52)		$(0.62)
Diluted	$(0.52)		$(0.62)
Weighted average common shares outstanding:
Basic	289,348		289,348
Diluted	289,348		289,348

See accompanying notes.

NUANCE COMMUNICATIONS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the fiscal year ended September 30, 2016

	As Reported	Removal of Income	Pro Forma
	Fiscal Year 2016	Statement Items (C)	Fiscal Year 2016
Revenues:	(In thousands, except per share amounts)
Professional services and hosting	$955,329	$(5,699)	$949,630
Product and licensing	669,227	(167,114)	502,113
Maintenance and support	324,347	(55,763)	268,584
Total revenues	1,948,903	(228,576)	1,720,327
Cost of revenues:
Professional services and hosting	626,168	(5,108)	621,060
Product and licensing	86,379	(24,795)	61,584
Maintenance and support	54,077	(16,084)	37,993
Amortization of intangible assets	62,876	(8,617)	54,259
Total cost of revenues	829,500	(54,604)	774,896
Gross profit	1,119,403	(173,972)	945,431
Operating expenses:
Research and development	271,130	(24,304)	246,826
Sales and marketing	390,866	(71,295)	319,571
General and administrative	168,473	(4,138)	164,335
Amortization of intangible assets	108,021	(22,498)	85,523
Acquisition-related costs, net	17,166	(343)	16,823
Restructuring and other charges, net	25,224	(1,019)	24,205
Impairment of goodwill and other intangible assets	—	—	—
Total operating expenses	980,880	(123,597)	857,283
(Loss) income from operations	138,523	(50,375)	88,148
Other income (expense):
Interest income	4,438	—	4,438
Interest expense	(132,732)	—	(132,732)
Other expense, net	(8,490)	163	(8,327)
(Loss) income before income taxes	1,739	(50,212)	(48,473)
(Benefit) provision for income taxes	14,197	(3,967)	10,230
Net loss	$(12,458)	$(46,245)	$(58,703)
Net loss per share:
Basic	$(0.04)		$(0.20)
Diluted	$(0.04)		$(0.20)
Weighted average common shares outstanding:
Basic	292,129		292,129
Diluted	292,129		292,129

See accompanying notes.

NUANCE COMMUNICATIONS, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated financial statements are based on our historical financial statements included within our Annual Report on Form 10-K for fiscal year 2018, as adjusted to give effect to the disposition of the Business. The unaudited pro forma condensed statements of operations for fiscal years 2018, 2017, and 2016 give effect to the disposition of the Business as if it had occurred on October 1, 2016. Additionally, the unaudited pro forma condensed statements of operations for fiscal year 2018 gives effect to the repayment of the 5.375% Senior Notes as if it had occurred on October 1, 2017. The unaudited pro forma condensed balance sheet as of September 30, 2018 gives effect to the disposition of the Business and the repayment of 5.375% Senior Notes as if they had occurred on September 30, 2018.

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and, in the opinion of management, reflect all necessary adjustments that are: (i) directly attributable to the disposition; (ii) factually supportable; and (iii) with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on the results of the Company.

Note 2. Pro Forma Adjustments

Adjustments to the pro forma condensed consolidated balance sheet:

(A) Removal of the assets and liabilities of the Business from the consolidated balance sheet as of September 30, 2018.
(B) Reflects receipt of net proceeds of approximately $390 million, after estimated transaction and tax expenses, subject to post-closing finalization of those adjustments as set forth in the Sale Agreement. Pursuant to the call notice issued on February 1, 2019, we are committed to use $300 million of the net proceeds to redeem the 5.375% Senior Notes.
Adjustments to the pro forma consolidated statements of operations:

(C) The pro forma adjustments for each of fiscal years 2018, 2017 and 2016 reflect the removal of the estimated revenue, costs and direct expenses of the Business and the related tax effects. The pro forma adjustments for fiscal year 2018 also reflect the reduction of interest expense had we redeemed the remaining $300 million of the 5.375% Senior Notes on October 1, 2017.

The pro forma adjustments above do not reflect the income taxes related to the disposition as we are still in the process of estimating the resulting tax impact.